UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2014

OCEAN BIO-CHEM, INC.
(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida (Address of principal executive offices)		33314 (Zip Code)

(954) 587-6280
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2014, Ocean Bio-Chem, Inc. (the “Company”) and Regions Bank entered into a new Business Loan Agreement (the “Business Loan Agreement”), under which the Company was provided a renewed revolving line of credit.  Under the renewed revolving line of credit, the Company may borrow up to the lesser of (i) $6 million or (ii) a borrowing base equal to 80% of eligible accounts receivable (as defined in the Business Loan Agreement) plus 50% of eligible inventory (as defined in the Business Loan Agreement).  Interest on amounts borrowed under the revolving line of credit is payable monthly at the 30 day LIBOR rate plus 1.65% per annum (unless the Company’s debt service coverage ratio (generally, net operating profit plus depreciation, amortization and lease/rent expense divided by current maturities of long-term debt plus interest and lease/rent expense, calculated on a trailing twelve month basis) falls to or below 2.0 to 1, in which case interest is payable at the 30 day LIBOR rate plus 2.65% per annum).

Outstanding amounts under the revolving line of credit are payable on demand.  If no demand is made, the Company may repay and reborrow funds from time to time until expiration of the revolving line of credit on August 4, 2016, at which time all outstanding principal and interest will be due and payable. The Company’s obligations under the revolving line of credit are secured by among other things, the Company’s accounts receivable, inventory and real property and equipment at the Montgomery, Alabama facility of the Company’s Kinpak, Inc. subsidiary.  The Credit Agreement includes financial covenants requiring a minimum debt service coverage ratio of 1.75 to 1.00, tested on a trailing twelve month basis, and a maximum debt to capitalization ratio (generally, funded debt divided by the sum of total net worth and funded debt) of 0.75 to 1, tested quarterly.  The line of credit is subject to several events of default, including a decline in the majority shareholder’s ownership below 50% of all outstanding shares.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Business Loan Agreement, dated August 4, 2014 (executed August 6, 2014), between the Company and Regions Bank (the “Business Loan Agreement”).
99.2
Promissory Note, dated August 4, 2014 (executed August 6, 2014), issued by the Company to Regions Bank in connection with the revolving line of credit under the Business Loan Agreement (the “Promissory Note”).

99.3	Letter dated August 5, 2014 from Regions Bank to the Company, regarding certain terms under the Business Loan Agreement and the Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: August 8, 2014	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer